Exhibit 10.1

SEPARATION AGREEMENT

This Separation Agreement (this “Agreement”) is entered into by and between Glenn Reicin (“Executive”) and Harmony Biosciences Holdings, Inc. and Harmony Biosciences Management, Inc. (together the “Company”), effective as of July 16, 2026 (the “Effective Date”).

1.Separation. Effective as of July 16, 2026 (the “Separation Date”), Executive’s employment with the Company and all of its affiliates shall terminate and Executive shall cease to be an employee of all of the foregoing. The parties hereto acknowledge and agree that, effective as of the Separation Date, (i) that certain Employment Agreement, dated as of April 14, 2026, by and between Executive and the Company (the “Employment Agreement”) shall terminate (except as otherwise expressly set forth herein and therein) and the Company shall have no further obligations under the Employment Agreement; and (ii) Executive shall be deemed to have resigned from all offices and directorships held with the Company and its subsidiaries.
2.Separation from Employment.
(a)Accrued Obligations. Within 30 days following the Separation Date, the Company will pay to Executive (i) all accrued salary or hourly wages (as applicable) (including Executive’s base salary through the end of the 14-day notice period that commenced on July 10, 2026 pursuant to Section 3.01(f) of the Employment Agreement) and, if required by the Company’s applicable policies, all accrued, unused vacation/paid time off through the Separation Date and (ii) any unreimbursed business expenses incurred by Executive, in accordance with Company policy, prior to the Separation Date (collectively, the “Accrued Obligations”). Additionally, following the Separation Date, Executive shall be entitled to retain or receive any vested amounts due to Executive under any employee benefit plan, program or policy of the Company, including 401(k) and non-qualified retirement savings plans, in any case pursuant to and in accordance with the terms and conditions of the applicable plan, program or policy. Except as expressly provided in this Agreement, the Company shall have no further obligations, and Executive shall have no further right or entitlement to any payments or other termination benefits. For the avoidance of doubt, Executive shall forfeit any outstanding Company option awards (or portion thereof) that remain unvested as of the Separation Date.
(b)Severance Payments and Benefits. In connection with Executive’s termination of employment:
(i)The Company shall pay to Executive an amount in cash equal to $500,000 in substantially equal installments over the 12 months immediately following the Separation Date in accordance with the Company’s normal payroll practices, provided that notwithstanding the foregoing, in no event shall any installment of such severance payments be paid prior to the 60th day following the Separation Date (the “Delayed Start Date”) and any such installment that otherwise would have been paid between the Separation Date and the Delayed Start Date shall instead be paid in a lump sum on the Delayed Start Date (without interest);
(ii)The Company shall pay to Executive an amount in cash equal to $62,500 in a lump sum payment on the first regularly scheduled Company payroll date following the date on which the Release (as defined below) becomes effective and irrevocable;
(iii)The Company will provide Executive and his eligible dependents with continued coverage under its group health plans pursuant to the terms of Section 3.03(b) of the Employment Agreement; and
(iv)The Company will provide Executive with outplacement services until the earlier of the 12-month anniversary of the Separation Date and the date on which Executive obtains other full-time employment.

Executive’s entitlement to receive the payments and benefits set forth in this Section 2(b) will be subject to and conditioned upon (x) Executive’s continued compliance with the Restrictive Covenants (as defined below) and (y) Executive’s execution and delivery to the Company of a Release in the form attached hereto as Exhibit A (the “Release”) on or within 21 days following the Separation Date, and non-revocation of such Release during the seven-day period following the date on which such Release is executed.

(c)Return of Company Property. Executive agrees that he shall, prior to the Separation Date, return to the Company all documents of the Company and its affiliates (and all copies thereof) and all other Company or Company affiliate property that Executive has in his possession, custody or control. Such property includes, without limitation: (i) any materials of any kind that Executive knows contain or embody any proprietary or confidential information of the Company or an affiliate of the Company (and all reproductions thereof), (ii) portable electronic devices (including, but not limited to, tablet computers) unless otherwise mutually agreed, credit cards, entry cards, identification badges and keys, and (iii) any correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the customers, business plans, marketing strategies, products and/or processes of the Company or any of its affiliates and any information received from the Company or any of its affiliates regarding third parties. Notwithstanding the foregoing, Executive shall be permitted to retain his contacts, calendars and personal correspondence and any information reasonably needed for his personal tax return preparation, in each case, so long as such items do not contain confidential or proprietary information of the Company.
(d)Indemnification and Liability Insurance. The Company shall continue to provide Executive with coverage under all applicable indemnification policies or agreements and D&O insurance policies for any actions or inactions through the Separation Date.
3.Withholdings and Other Deductions. All compensation payable to Executive hereunder shall be subject to such withholdings and deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.
4.Warranty. Executive acknowledges that, upon receipt of the Accrued Obligations and the payments set forth herein, Executive has (i) received all monies and other benefits due to Executive as a result of his employment with and separation from the Company, and (ii) no right, title or interest in or entitlement to any other payments or benefits other than as set forth in this Agreement. Executive further represents that he has not sustained a work-related injury or illness that he has not previously reported to the Company.

5.Restrictive Covenants.
(a)General.  Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that the restrictive covenants contained in this Section 5, Article IV of the Employment Agreement and in any written agreement between Executive and the Company or its affiliates, including with respect to confidential information, non-competition, non-solicitation, cooperation and non-disparagement (collectively, the “Restrictive Covenants”) shall remain in full force and effect in accordance with their terms, and Executive shall continue to be bound by their terms.
(b)Non-Disparagement. Executive agrees that on and following the Separation Date, Executive will not, at any time, make, directly or indirectly, any oral or written statements that are disparaging of the Company or any of its subsidiaries, the products or services of the Company or any of its subsidiaries, or any of the Company’s present or former officers, equity holders, directors or employees. The Company agrees that on and following the Separation Date, the Company’s current executive officers and members of the Company’s Board of Directors (the “Board”) will not, at any time, make, directly or indirectly, any oral or written statements that are disparaging of Executive. Notwithstanding the foregoing, (i) each of Executive, the Company’s executive officers and members of the Board may confer in confidence with his or her or its legal representatives and (ii) each of Executive, the Company’s executive officers and members of the Board may make demonstrably true statements.
6.Exceptions. Notwithstanding the generality of the foregoing or other provisions of this Agreement, nothing in this Agreement shall restrict Executive from: (a) filing a charge or complaint with the Equal Employment Opportunity Commission (“EEOC”) or any similar state or local government agency or commission; provided, however, Executive releases and waives Executive’s right to receive damages or other relief in connection with any such matter to the maximum extent permitted by applicable law; (b) reporting to, communicating with, cooperating with, providing information to, or receiving any monetary reward or bounty from, any federal, state or local government agency, including, but not limited to, the EEOC, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. National Labor Relations Board, or the U.S. Department of Justice, without notice to the Company; (c) testifying pursuant to a court order, subpoena, or written request from an administrative agency or the legislature, or making any truthful statements or disclosures required by law, regulation or legal process; (d) exercising any rights Executive may have under Section 7 of the U.S. National Labor Relations Act; and (e) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that Executive has reason to believe is unlawful. Further, Executive acknowledges that the Company has provided Executive notice of the immunity provisions of the U.S. Defend Trade Secrets Act of 2016, which state as follows: “(1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (a) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose a trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A)

files any document containing the trade secret under seal, and (B) does not disclose a trade secret, except pursuant to court order.”
7.Ongoing Cooperation. Subject to Section 6, Executive agrees to cooperate with the Company and its affiliates in the future regarding any pending or subsequently filed litigation, claims or other disputes that relate to matters within the knowledge or responsibility of Executive.  Without limiting the foregoing, Executive agrees (a) to meet with representatives, counsel or other designees at mutually convenient times and places with respect to any items within the scope of this provision and (b) to provide truthful testimony regarding same to any court, agency, or other adjudicatory body.  The Company will (i) reimburse Executive for reasonable expenses and (ii) promptly pay or reimburse Executive for the reasonable cost of Executive’s time (at $300 per hour), in any case, in connection with the requested cooperation described in this Section 7.
8.Code Section 409A.
(a)To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other such guidance that may be issued after the Effective Date (collectively, “Section 409A”).  Notwithstanding any provision of this Agreement to the contrary, in the event that following the Effective Date, the Company determines that any compensation or benefits payable under this Agreement would be subject to Section 409A, the Company may adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Company determines are necessary or appropriate to preserve the intended tax treatment of the compensation and benefits payable hereunder, including without limitation actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A, provided, however, that this Section 8 does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions.  In no event shall the Company, its affiliates or any of their respective officers, directors or advisors be liable for any taxes, interest or penalties imposed under Section 409A or any corresponding provision of state or local law.
(b)Any right under this Agreement to a series of installment payments shall be treated as a right to a series of separate payments.  Any payments subject to Section 409A that are subject to execution of a waiver and release that may be executed and/or revoked in a calendar year following the calendar year in which the payment event (such as separation from employment) occurs shall commence payment only in the calendar year in which the consideration period or, if applicable, release revocation period ends, as necessary to comply with Section 409A.  All payments of nonqualified deferred compensation subject to Section 409A to be made upon a separation from employment under this Agreement may only be made upon Executive’s “separation from service” (within the meaning of Section 409A).
(c)Notwithstanding anything to the contrary in this Agreement, no compensation or benefits shall be paid to Executive during the six-month period following

Executive’s “separation from service” with the Company (within the meaning of Section 409A) if the Company determines that paying such amounts at the time or times indicated in this Agreement would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code.  If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of Executive’s death), the Company shall pay Executive a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Executive during such period (without interest).

9.Breach. In the event Executive breaches the Restrictive Covenants, any outstanding obligations of the Company hereunder shall terminate, and the Company’s covenants hereunder shall be deemed null and void in their entirety.
10.Governing Law. This Agreement shall be construed under the laws of the State of Pennsylvania, both procedural and substantive.
11.Waiver. The failure to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or to affect the validity of this Agreement or the right of any party to enforce this Agreement.
12.Headings. The headings in this Agreement are provided solely for convenience, and are not intended to be part of, nor to affect or alter the interpretation or meaning of, this Agreement.
13.Severability. If any sentence, phrase, section, subsection or portion of this Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining sentences, phrases, sections, subsections or portions of this Agreement, which shall remain fully valid and enforceable.
14.Assignment. This Agreement is personal to Executive and, without the prior written consent of the Company, shall not be assignable by Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns.
15.Ambiguities. Both parties have participated in the negotiation of this Agreement and, thus, it is understood and agreed that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language of this Agreement is found to be ambiguous, each party shall have an opportunity to present evidence as to the actual intent of the parties with respect to any such ambiguous language.
16.Entire Agreement / Amendments. Executive and the Company acknowledge and agree that this Agreement satisfies the Company’s obligations under Section 3.01(f) of the Employment Agreement. This Agreement (including the exhibits hereto) constitutes the entire agreement between the parties concerning the subject matter hereof. All prior discussions and negotiations have been and are merged and integrated into, and are superseded by, this Agreement (including the Employment Agreement, except as otherwise expressly set forth herein, and any Restrictive Covenants). No amendments to this Agreement will be valid unless written and signed by Executive and an authorized representative of the Company.
17.Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
18.Consultation with Counsel. Executive acknowledges (a) that Executive has thoroughly read and considered all aspects of this Agreement, that Executive understands all its provisions and that Executive is voluntarily entering into this Agreement, (b) that he has been represented by, or had the opportunity to be represented by independent counsel of his own choice in connection with the negotiation and execution of this Agreement and has been advised to do so by the Company, and (c) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment. Without limiting the generality of the foregoing, Executive acknowledges that he has had the opportunity to consult with his own independent tax advisors with respect to the tax consequences to his of this Agreement, and that he is relying solely on the advice of his independent advisors for such purposes.
19.Dispute Resolution. To the fullest extent permitted by law, the Company and Executive agree to waive their rights to seek remedies in court, including any right to a jury trial. The Company and Executive agree that any dispute between or among them or their subsidiaries, affiliates or related entities arising out of, relating to or in connection with this Agreement will be resolved in accordance with a two-step dispute resolution procedure involving: (1) Step One: non-binding mediation, and (2) Step Two: binding arbitration under the Federal Arbitration Act, 9 U.S.C. section 1 et seq., or state law, whichever is applicable. Any such mediation or arbitration hereunder shall be conducted in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of JAMS (f/k/a the Judicial Arbitration and Mediation Service) (“JAMS”) pursuant to its then current JAMS Employment Arbitration Rules & Procedures (a copy of which is available through JAMS’s website, www.jamsadr.org) (the “JAMS Rules”). Notwithstanding anything to the contrary in the JAMS Rules, the mediation process (Step One) may be ended by either party to the dispute upon notice to the other party that it desires to terminate the mediation and proceed to the Step Two arbitration; provided, however, that neither party may so terminate the mediation process prior to the occurrence of at least one (1) mediation session with the mediator. No arbitration shall be initiated or take place with respect to a given dispute if the parties have successfully achieved a mutually agreed to resolution of the dispute as a result of the Step One mediation. The mediation session(s) and, if necessary, the arbitration hearing shall be held in Philadelphia, Pennsylvania, New York, New York or any other location mutually agreed to by the parties hereto. The arbitration (if the dispute is not resolved by mediation) will be conducted by a single JAMS arbitrator, mutually selected by the parties, as provided for by the JAMS Rules. If required by law, the Company will be responsible for the JAMS charges, including the costs of the mediator and arbitrator, otherwise the parties will share such charges equally. The Company and Executive agree that the arbitrator shall apply the substantive law of Pennsylvania to all state law claims and federal law to any federal law claims, that discovery shall be conducted in accordance with the JAMS Rules or as otherwise permitted by law as determined by the arbitrator. The arbitrator’s award shall consist of a written statement as to the disposition of each claim and the relief, if any, awarded on each claim. The Company and Executive understand that the right to appeal or to seek modification of any ruling or award by the arbitrator is limited under state and federal law. Any award rendered by the arbitrator will be final and binding, and judgment may be entered on it in any court of competent jurisdiction in Philadelphia, Pennsylvania at the time the award is rendered or as otherwise provided by law. Nothing contained herein shall restrict either party from seeking temporary injunctive relief in a court of law. The arbitrator is not empowered to award damages in excess of compensatory damages and each party irrevocably waives any damages in excess of compensatory damages. Judgment upon any arbitration award may be entered into any court having jurisdiction thereof and the parties consent to the jurisdiction of any court of competent jurisdiction located in the Commonwealth of Pennsylvania.
20.Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by courier or other means of personal service (including by means of a nationally recognized courier service or professional messenger service), or sent by email and also mailed first class, postage prepaid, by certified mail, return receipt requested, in all cases addressed to:

If to Executive: at Executive’s most recent address on the records of the Company

If to the Company:

Harmony Biosciences Management, Inc. 630 W. Germantown Pike, Suite 215 Plymouth Meeting, PA 19462

Attention: EVP, General Counsel & Corporate Secretary

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by registered or certified mail, in the manner set forth above, within three business days thereafter. Any party hereto may from time to time by notice in writing served as set forth above designate a different address or a different or additional person to which all such notices or communications thereafter are to be given.

21.Legal Fees.  The Company shall promptly reimburse Executive for Executive’s legal fees actually incurred in connection with the drafting, review and negotiation of this Agreement, not to exceed $10,000, subject to Executive’s delivery to the Company of documentation evidencing such fees and expenses.

[Signature page follows]

IN WITNESS WHEREOF, Executive has hereunto set Executive’s hand and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year set forth below.

Dated: July 15, 2026	/s/ Glenn Reicin
Glenn Reicin

Dated: July 15, 2026	/s/ Jeffrey Dayno, M.D.
Harmony Biosciences Holdings, Inc. Name: Jeffrey Dayno, M.D.
Title: President and Chief Executive Officer

Dated: July 15, 2026	/s/ Jeffrey Dayno, M.D.
Harmony Biosciences Management, Inc. Name: Jeffrey Dayno, M.D.
Title: President and Chief Executive Officer

[Signature page to Separation Agreement]

EXHIBIT A

GENERAL RELEASE

1.Release. For good and valid consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Harmony Biosciences Holdings, Inc. and Harmony Biosciences Management, Inc. (together, the “Company”) and each of its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification, the Equal Pay Act, the Employee Retirement Income Security Act of 1974, Connecticut Family and Medical Leave Act, Conn. Gen. Stat. Ann. §§ 31-51kk et seq; Connecticut’s whistleblower law, Conn. Gen. Stat. Ann. § 31-51m; Connecticut’s free speech law, Conn. Gen. Stat. Ann. § 31-51q; the Connecticut Fair Employment Practices Act, Conn. Gen. Stat. Ann. §§ 46a-58, et seq.; Connecticut’s minimum wage and wage payment laws, Conn. Gen. Stat. Ann. §§ 31-58 to 31-76m; the anti-retaliation provision of Connecticut’s workers’ compensation statute, Conn. Gen. Stat. Ann. § 31-290a, the Pennsylvania Human Relations Act, 43 P.S. §§ 951-963; Pennsylvania Whistleblower Law, 43 P.S. §§ 1422 to 1423; the Philadelphia Fair Practices Ordinance, and any other foreign, federal, state or local statute, ordinance, executive order, regulation or constitution regarding employment, termination of employment, discrimination, harassment, retaliation, health and safety, privacy, notice, or wage and hour matters.
2.Claims Not Released. Notwithstanding the foregoing, this General Release (this “Release”) shall not operate to release any rights or claims of the undersigned (i) to the Company’s obligations to provide payments or benefits under the Separation Agreement (the “Separation Agreement”), by and between the undersigned and the Company, effective as of July 16, 2026, to which this Release is attached (including as set forth in Sections 2(a) and 2(b) thereof); (ii) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company; (iii) to file a claim for unemployment or workers’ compensation benefits; (iv) to engage in any Protected Activities (as defined below) and any right to report allegations of unlawful conduct, including criminal conduct and unlawful employment practices, to federal, state, or local authorities; (v) to any Claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company or for coverage under any applicable contract of directors and officers liability insurance; or (vi) to any Claims which cannot be waived by an employee under applicable law.
3.	Unknown Claims.

THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE UNDERSIGNED MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

4.Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit the undersigned from (i) filing a charge or complaint with the Equal Employment Opportunity Commission (“EEOC”) or any similar state or local government agency or commission; provided, however, the undersigned releases and waives the undersigned’s right to receive damages or other relief in connection with any such matter to the maximum extent permitted by applicable law; (ii) reporting to, communicating with, cooperating with, providing information to, or receiving any monetary reward or bounty from any federal, state or local government agency, including, but not limited to, the EEOC, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. National Labor Relations Board, or the U.S. Department of Justice, without notice to the Company; (iii) testifying pursuant to a court order, subpoena, or written request from an administrative agency or the legislature, or making any truthful statements or disclosures required by law, regulation or legal process; (iv) exercising any rights the undersigned may have under Section 7 of the U.S. National Labor Relations Act; and (v) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that the undersigned has reason to believe is unlawful. Further, the undersigned acknowledges that the Company has provided the undersigned notice of the immunity provisions of the U.S. Defend Trade Secrets Act of 2016, which state as follows: “(1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (a) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose a trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal, and (B) does not disclose a trade secret, except pursuant to court order.” The activities or rights described in this Section 4 shall be referred to as “Protected Activities.”
5.Representations. The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.
6.No Action. The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.
7.No Admission. The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.
8.OWBPA. The undersigned, in consideration of the payments provided to the undersigned as described in the Separation Agreement, agrees and acknowledges that this Release constitutes a knowing and voluntary waiver and release of all Claims the undersigned has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Workers Benefit Protection Act and the Age Discrimination in Employment Act. In accordance with the Older Workers Benefit Protection Act, the undersigned is hereby advised as follows:
(i)	the undersigned has read the terms of this Release, and understands its terms and effects, including the fact that the undersigned agreed to release and forever discharge the Company and each of the Releasees, from any Claims released in this Release;
(ii)	the undersigned understands that, by entering into this Release, the undersigned does not waive any Claims that may arise after the date of the undersigned’s execution of this Release,

including without limitation any rights or claims that the undersigned may have to secure enforcement of the terms and conditions of this Release, nor does the Release prevent the undersigned from challenging the knowing and voluntary waiver of the Release under the Older Workers Benefit Protection Act;
(iii)	the undersigned has signed this Release voluntarily and knowingly in exchange for the consideration described in this Release, which the undersigned acknowledges is adequate and satisfactory to the undersigned and which the undersigned acknowledges is in addition to any other benefits to which the undersigned is otherwise entitled;
(iv)	the Company advises the undersigned that the undersigned has a right to and should consult with an attorney prior to executing this Release;
(v)	the undersigned has been given at least 21 days in which to review and consider this Release. To the extent that the undersigned chooses to sign this Release prior to the expiration of such period, the undersigned acknowledges that the undersigned has done so voluntarily, had sufficient time to consider the Release, to consult with counsel and that the undersigned does not desire additional time and hereby waives the remainder of the 21-day period; and
(vi)	the undersigned may revoke this Release within seven days from the date the undersigned signs this Release and this Release will become effective upon the expiration of that revocation period. If the undersigned revokes this Release during such seven-day period, this Release will be null and void and of no force or effect on either the Company or the undersigned and the undersigned will not be entitled to any of the payments or benefits which are expressly conditioned upon the execution and non-revocation of this Release. Any revocation must be in writing and sent to the Company’s EVP, General Counsel & Corporate Secretary, via electronic mail at legal@harmonybiosciences.com, on or before 11:59 p.m. Eastern time on the seventh day after this Release is executed by the undersigned.

9.Governing Law. This Release is deemed made and entered into in the State of Pennsylvania, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of Pennsylvania, to the extent not preempted by federal law.

10.Acknowledgement. The Company hereby acknowledges that, as of the Separation Date, neither its executive officers nor members of the Company’s Board of Directors (the “Board”) have actual knowledge of any Claims the Company may have against the undersigned arising out of or relating to the undersigned’s employment with the Company or the termination thereof. Notwithstanding the foregoing, nothing in this Section 10 shall restrict the Company or any of its affiliates from asserting any Claims against the undersigned based on any information or events the Company’s executive officers and members of the Board become aware of following the Separation Date.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Release effective as of _______________.

Glenn Reicin

IN WITNESS WHEREOF, the Company has executed this Release effective as of _______________.

Harmony Biosciences Holdings, Inc.
Name: Jeffrey Dayno, M.D.
Title: President and Chief Executive Officer

Harmony Biosciences Management, Inc.
Name: Jeffrey Dayno, M.D.
Title: President and Chief Executive Officer